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TMNG GLOBAL REPORTS FOURTH QUARTER AND

FULL YEAR 2012 FINANCIAL RESULTS

– Continued to Drive GAAP Profitability in the Fourth Quarter –

– Results Demonstrate Improved Operating Performance in 2012 –

Overland Park, KS – February 26, 2013 – TMNG Global (Nasdaq: TMNG), a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries, reported financial results for its 2012 fourth quarter and full year ended December 29, 2012.

“In 2012, TMNG Global accomplished each of the goals we outlined at the beginning of the year. We achieved profitability, on both a GAAP and non-GAAP basis, in the second half of the year; we reduced our expense structure and drove efficiency and enhanced accountability in our business; and we established a culture of increased communication and trust. And, as we delivered against our strategic plans to evolve the firm, we started to see early signs of renewed growth in the fourth quarter,” said Donald Klumb, CEO of TMNG Global. “In 2013, we are sharpening our focus on building the foundations for growth by improving intra-company collaboration across business units, deepening our relationships with strategic customers, tightening our alliances with key business partners, and enhancing our software solutioning capabilities. At the same time, we are leveraging our strengths to capitalize on opportunities in targeted growth markets. We enter the year with a much improved cost structure and a strong balance sheet, which includes net working capital of $18.2 million.”

Financial Results for the Thirteen Weeks Ended December 29, 2012

Revenues in the fourth quarter of 2012 were $12.9 million, compared to $13.5 million in the fourth quarter of 2011 and $12.7 million in the third quarter of 2012. During the quarter, TMNG’s gross margin was 38.7%, compared with 34.8% in the fourth quarter of 2011 and 38.6% in the third quarter of 2012. The year-over-year gross margin expansion demonstrates the Company’s success in improving its operational efficiency and reflects a favorable services and solutions mix.

Selling, general and administrative expenses were $4.7 million in the fourth quarter of 2012, compared to $6.3 million in the fourth quarter of 2011 and $4.7 million in the third quarter of 2012. The year-over-year decline reflects significant reductions in the Company’s selling, general and administrative expense structure that were implemented during 2012.

TMNG Global reported net income of $0.3 million on a GAAP basis, or $0.04 per diluted share for the fourth quarter of 2012, a significant improvement from the net loss of ($1.4) million or ($0.20) per diluted share in the fourth quarter of 2011, and up from net income of $0.1 million or $0.02 per diluted share for the third quarter of 2012. After adjusting for the after tax impact of depreciation and amortization expense and share-based compensation expense, non-GAAP adjusted net income was $0.5 million, or $0.07 per diluted share during the fourth quarter of 2012. The comparable non-GAAP adjusted net loss was ($1.2) million, or ($0.16) per diluted share, for the fourth quarter of fiscal 2011 and $0.4 million, or $0.05 per diluted share, for the third quarter of 2012.

Financial Results for the Fifty-Two Weeks Ended December 29, 2012

For the fifty-two weeks ended December 29, 2012, revenues were $53.0 million, compared with $63.1 million in fiscal year 2011. TMNG Global’s gross margin was 37.8% for the fifty-two weeks ended December 29, 2012, compared with 37.0% in fiscal year 2011.

Selling, general and administrative expenses were $21.2 million for the fifty-two weeks ended December 29, 2012, compared to $27.1 million in fiscal year 2011.

Net loss for the fifty-two weeks ended December 29, 2012 was ($1.2) million or ($0.17) per diluted share, compared with a net loss of ($4.4) million or ($0.62) per diluted share in fiscal year 2011. Non-GAAP adjusted net loss, adjusted for the after tax impact of net realized losses on auction rate securities, depreciation and amortization expense, and share-based compensation, was approximately ($0.3) million, or ($0.04) per diluted share, for the fifty-two weeks ended December 29, 2012. The comparable non-GAAP adjusted net loss for the fifty-two weeks ended December 31, 2011 was ($2.5) million or ($0.36) per diluted share.

In addition to reporting net income (loss) and net income (loss) per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release. In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations. Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis. TMNG Global’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2012 fourth quarter and full year results. The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters. Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 877-317-6789 in the United States or 412-317-6789 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for 90 days. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 10024668, through March 5, 2013.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries. TMNG Global and its divisions, CSMG and Cartesian, and a team of approximately 500 experts, provide strategy, operations and technology consulting services and technical solutions to more than 1,200 communications clients worldwide. The company is headquartered in Overland Park, Kansas, with offices in Boston, London, New Jersey, and Washington, D.C. For more information about the Company and its services, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in The Management Network Group’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 29,	December 31,	December 29,	December 31,
	2012	2011	2012	2011

Revenues	$12,932	$13,546	$53,009	$63,088

Cost of services	7,933	8,829	32,951	39,756

Gross Profit	4,999	4,717	20,058	23,332

Operating Expenses:
Selling, general and administrative	4,726	6,291	21,155	27,067
Intangible asset amortization	-	-	-	496
Total operating expenses	4,726	6,291	21,155	27,563
Income (loss) from operations	273	(1,574)	(1,097)	(4,231)
Other income (expense)	8	5	16	(264)
Income (loss) before income taxes	281	(1,569)	(1,081)	(4,495)
Income tax (provision) benefit	(16)	169	(106)	79
Net income (loss)	$265	$(1,400)	$(1,187)	$(4,416)

Net income (loss) per common share:
Basic and diluted	$0.04	$(0.20)	$(0.17)	$(0.62)

Weighted average shares used in calculation of net income (loss) per common share
Basic	7,113	7,091	7,103	7,082
Diluted	7,116	7,091	7,103	7,082

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 29,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,177	$13,250
Accounts receivable, net	12,762	11,428
Prepaid and other current assets	658	755
Total current assets	25,597	25,433

NONCURRENT ASSETS:
Property and equipment, net	1,355	1,653
Goodwill	8,160	7,995
Other noncurrent assets	204	206
Total Assets	$35,316	$35,287

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$975	$908
Accrued payroll, bonuses and related expenses	4,003	4,147
Deferred revenue	605	287
Other accrued liabilities	1,809	1,297
Total current liabilities	7,392	6,639

NONCURRENT LIABILITIES:
Deferred income tax liabilities	472	366
Other noncurrent liabilities	441	461
Total noncurrent liabilities	913	827

Total stockholders’ equity	27,011	27,821
Total Liabilities and Stockholders’ Equity	$35,316	$35,287

THE MANAGEMENT NETWORK GROUP, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 29,	December 31,	December 29,	December 31,
	2012	2011	2012	2011

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$265	$(1,400)	$(1,187)	$(4,416)

Realized loss on auction rate securities	-	-	-	312
Depreciation and amortization	178	215	767	1,358
Non-cash share based compensation expense	11	4	21	108
Tax effect of applicable non-GAAP adjustments [1]	16	30	106	120
Adjustments to GAAP net income (loss)	205	249	894	1,898

Non-GAAP adjusted net income (loss)	$470	$(1,151)	$(293)	$(2,518)

Reconciliation of GAAP net income (loss) per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net income (loss) per diluted common share	$0.04	$(0.20)	$(0.17)	$(0.62)

Realized loss on auction rate securities	-	-	-	0.04
Depreciation and amortization	0.03	0.03	0.11	0.19
Non-cash share based compensation expense	0.00	0.00	0.00	0.01
Tax effect of applicable non-GAAP adjustments [1]	0.00	0.01	0.02	0.02
Adjustments to GAAP net income (loss) per diluted common share	0.03	0.04	0.13	0.26

Non-GAAP adjusted net income (loss) per diluted common share	$0.07	$(0.16)	$(0.04)	$(0.36)

Weighted average shares used in calculation of net income (loss) per diluted common share	7,116	7,091	7,103	7,082

Footnote 1: The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.